FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

______________________________________
Date of Earliest Event Reported:  July 3, 2002

Date of Report: July 19, 2002

____________________________________

MELTRONIX, INC.

         CALIFORNIA                	0-23562       		 94-3142624

(State of Other Jurisdiction		(Commission 		(IRS Employer
      of Incorporation)		      File No.)   		Identification No.)


	4205 Ponderosa Avenue, San Diego, California              	  92123
	     (Address of Principal Executive Offices)        		(Zip Code)

	Registrant's Telephone Number:        (858) 292-7000

                        9577 Chesapeake Drive, San Diego, California 92123 (Former Name or Former Address, If Changed Since Last Report)

Item 5.  Other Events

Under Regulation FD, MeltroniX, Inc. ("MeltroniX") is filing this 8-K.

At the Annual Meeting of the Shareholders held July 9, 2002, the following directors were elected to the MeltroniX Board of Directors: Robert M. Czajkowski, Stephen P. Meyer, Paul H. Neuharth, Jr., David M. Salva, and David J. Strobel. Also on July 9, 2002, these Board members appointed Scott Weinbrandt to the Board.

At a Special Meeting of the Shareholders also held on July 9, 2002, MeltroniX shareholders approved an increase in authorized shares of common stock from 50,000,000 to 130,000,000 shares. MeltroniX plans to use the additional authorized shares for issuance in exchange for new capital, issuance in exchange for the restructuring of outstanding payables and other debt obligations, and/or reservation of shares of common stock for possible conversions by holders of Series A Preferred Stock, notes, options, warrants, and other agreements granting a right to convert into common stock, including options currently held by or issued in the future to directors and employees.

As of July 3, 2002, MeltroniX moved its headquarters to Ponderosa Technology Park in San Diego. The new company headquarters are located at 4205 Ponderosa Avenue, San Diego, California 92123.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


					MELTRONIX, INC.


				      BY:      /s/ Robert M. Czajkowski
DATE: July 11, 2002			      Robert M. Czajkowski, President